Exhibit 5.1

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

September 3, 2003

Anteon International Corporation

3211 Jermantown Road, Suite 700

Fairfax, Virginia 22030-2801

Anteon International Corporation

Registration Statement on Form S-3

Registration No. 333-108147

Ladies and Gentlemen:

In connection with the above-captioned Registration Statement, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder (the “Rules”), you have requested that we furnish our opinion as to the legality, for sale thereunder, of (i) up to 6,152,226 shares of the common stock, par value $0.01 per share (the “Common Stock”) of Anteon International Corporation, a Delaware corporation (the “Company”), that are currently outstanding that may be offered by certain stockholders of the Company (including outstanding shares that may be sold by certain stockholders of the Company upon exercise of the underwriters’ over-allotment option) (the “Outstanding Secondary Shares”), (ii) up to 172,774 shares of Common Stock issuable upon the exercise of stock options that may be offered by certain stockholders of the Company (including shares of Common Stock issuable upon the exercise of stock options that may be sold by certain stockholders of the Company upon exercise of the underwriters’ over-allotment option) (the “Option Secondary Shares”), (iii) up to 6,152,226 rights to purchase shares of Series A Preferred Stock, par value $0.01 per share, of the Company (the “Series A Preferred Stock”) attached to the Outstanding Secondary Shares (the “Outstanding Rights”) and (iv) up to 172,774 rights to purchase shares of Series A Preferred Stock that will be attached to the Option Secondary Shares (the “Option Rights”).

In connection with the furnishing of this opinion, we have reviewed the Registration Statement (including amendments thereto), the form of the Underwriting Agreement included as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”), the Company’s Amended and Restated Certificate of Incorporation, the Company’s Amended and Restated By-laws, the Rights Agreement of the Company (the “Rights Agreement”), the Amended and Restated Omnibus Stock Plan, as amended to date, of the Company (the “Stock Plan”), certain option agreements relating to the Option Shares (the “Option Agreements”) and records of certain corporate proceedings of the Company. We have examined and relied upon representations as to factual matters contained in certificates of officers of the Company. We have also made such other investigations of fact and law and have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates or other instruments, and upon such factual information otherwise supplied to us, as in our judgment are necessary or appropriate to render the opinion expressed below.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of original documents to all documents submitted to us as certified, photostatic, reproduced or conformed copies, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the documents. For purposes of the following opinion, we have also assumed that the Rights Agreement is a legal, valid and binding obligation of the Rights Agent.

Based upon the foregoing, we are of the opinion that (i) the Outstanding Secondary Shares are duly authorized, validly issued, fully paid and nonassessable, (ii) upon the issuance of the Option Secondary Shares as provided for by the Stock Plan and the Option Agreements, such Option Secondary Shares will be duly authorized, validly issued, fully paid and nonassessable, (iii) the Outstanding Rights are validly issued and (iv) upon their issuance in accordance with the terms of the Rights Agreement, the Option Rights will be validly issued.

Our opinion expressed above is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to laws, and the rules, regulations and orders thereunder, which are currently in effect. Please be advised that no member of this firm is admitted to practice in the State of Delaware.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/    Paul, Weiss, Rifkind, Wharton

& GARRISON LLP

PAUL, WEISS, RIFKIND, WHARTON

& GARRISON LLP

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